EXCHANGE AGREEMENT

This Exchange Agreement (“Agreement”) is made as of October 14, 2009 by and between Quest Minerals & Mining Corp., a Utah corporation (the “Company”) and Lachhman Mendiratta (the “Investor”).

RECITALS

A.          On various dates from August 1, 2008 through November 19, 2008, the Investor invested $125,000.00 in the Company, and the Company agreed to repay these amounts upon demand.  Due to mistake, inadvertence, and neglect, the Company did not prepare written demand notes evidencing this indebtedness in writing (the “Evidence of Indebtedness”).

F.           The Company and the Investor desire to exchange the Evidence of Indebtedness with a new convertible promissory note (each, “Note” and collectively the “Notes”) in the aggregate principal amount of $125,000, the form or which is attached hereto as Exhibit A, on the terms and subject to the conditions set forth.

AGREEMENT

It is agreed as follows:

1.           EXCHANGE OF SECURITIES.

1.1           Exchange of Securities.  In reliance upon the representations and warranties of the Company and the Investor contained herein and subject to the terms and conditions set forth herein, the Investor agrees to sell, assign, transfer, and deliver to the Company, and the Company agrees to purchase from the Investor, the Evidence of Indebtedness in exchange for the issuance of the Note by the Company to the Investor, in the principal amounts of $125,000.

1.2           Deliveries by Company.  Concurrently with the execution of this Agreement, or as soon thereafter as practicable, the Company will deliver the Note to the Investor, in the principal amount set forth on the signature page hereto.

1.3           Deliveries by Investor.  By execution of this Agreement, the Investor hereby assigns and transfers to the Company all of the Investor’s right, title, and interest in and to the Evidences of Indebtedness.  From time to time after the effective date of this Agreement, and without further consideration, the Investor will execute and deliver such other instruments of transfer and take such other actions as the Company may reasonably request in order to facilitate the transfer to the Company of the securities intended to be transferred hereunder.

2.           COVENANTS.

2.1           Taxes. The issuance of certificates for shares of Common Stock on conversion of the principal amount and interest outstanding under the Note shall be made without charge to the Payee for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

2.2           Holding Period.  The Company agrees and stipulates that, for purposes of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the Note and the Conversion Shares (as defined under Section 3.3 below) are deemed to have been acquired by Investor on the investment date set forth on the signature page hereto, pursuant to Rule 144(d)(3)(i) and Rule 144(d)(3)(ii) of the Securities Act.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof, except as expressly qualified or modified herein.

3.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted.

3.2           Validity of Transactions.  This Agreement, and each document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, including this Agreement, have been duly authorized, executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor’s rights generally and by general principles of equity.

3.3           Purpose of Investment.  The Company’s purpose in borrowing the above-referenced funds was to raise funds for the general use of the Company’s business, including payment of accrued and ongoing expenses of the Company.

3.4           Valid Issuance of Conversion Shares.  The shares of Common Stock that may be issued under the Note (the “Conversion Shares”), when issued and delivered in accordance with the terms thereof for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Note, and under applicable federal and state securities laws, will be free of all other liens and adverse claims.

3.5          No Violation.  The execution, delivery and performance of this Agreement has been duly authorized by the Company’s Board of Directors and will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound.  No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

3.6          Securities Law Compliance.  The offer, issue, sale and delivery of the Note will constitute an exempted transactions under the Securities Act, and registration of the Note under the Securities Act is not required.

3.7          Resales Under Rule 144.  With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Conversion Shares to the public without registration, the Company will do all of the following:

3.7.1       use its commercial best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

3.7.2       take such action, including compliance with the reporting requirements of section 13 or 15(d) of the 1934 Act, as is necessary to enable the Investor to utilize Rule 144;

3.7.3       file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

3.7.4       furnish to the Investor, so long as the Investor owns any Conversion Shares, forthwith upon written request:

(1)           a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements);

(2)           a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company;

(3)           an opinion of the Company’s counsel that the Conversion Shares may be resold in the absence of an effective registration thereof under the Securities Act pursuant to Rule 144; and

(4)           such other documents as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such Conversion Shares without registration.

4.           REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents, warrants and covenants with the Company as follows:

4.1          Legal Power.  The Investor has the requisite power and is authorized to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.2          Due Execution.  This Agreement has been duly authorized, executed and delivered by the Investor, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Investor.

4.3          Restricted Securities.

4.3.1       The Investor has been advised that neither the Note nor the Conversion Shares have been registered under the Securities Act or any other applicable securities laws.  The Investor acknowledges that the Note and the Conversion Shares may be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  Neither the Note nor the Conversion Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company’s counsel, an applicable exemption from registration is available.

4.3.2       The Investor represents that it is acquiring the Notes for Investor’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.3.3       The Investor understands and acknowledges that the Note and the Conversion Shares, when issued, may bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

4.3.4       Investor acknowledges that the Note and the Conversion Shares are not liquid and are transferable only under limited conditions.  Investor acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that, in the future, such Rule may not be available for resale of either the Note or any Conversion Shares.

4.3.5       Investor is an “accredited investor” as defined under Rule 501 under the Securities Act.

4.4          Access to Information.  The Investor represents that the Investor has been given full and complete access to the Company for the purpose of obtaining such information as the Investor or its qualified representative has reasonably requested in connection with the decision to exchange for the Note.  The Investor represents that the Investor has received and reviewed copies of each report, registration statement, and definitive proxy statement filed by the Company with the Securities Exchange Commission since January 1, 2007 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the “SEC Reports”).

4.5          Investor Sophistication and Ability to Bear Risk of Loss.  Investor acknowledges that it is able to protect its interests in connection with the acquisition of the Note and can bear the economic risk of investment in such securities without producing a material adverse change in such Investor’s financial condition.  Investor, either alone or with such Investor’s representative(s), otherwise has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of the investment in the Note.

4.6          Investment Intent.  The Investor loaned the above-referenced funds evidenced by the Evidences of Indebtedness loans because the Investor sought a rate of return on its investment in the Company and was interested in the profit to be generated by making the loan.

5.           MISCELLANEOUS.

5.1          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New Jersey.

5.2          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

5.3           Entire Agreement.  This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.4           Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.5           Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

5.6           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:
If to the Company:             Quest Minerals & Mining Corp.
18B East 5th Street
Paterson, NJ 07524
Facsimile No.: (973) 684-8009

If to the Investor:                Lachhman Mendiratta
1647 Fowler Avenue
Bronx, NY 10462
Facsimile No.: (212) 712-5641

5.7           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

COMPANY

QUEST MINERALS & MINING CORP.

By:	/s/ Eugene Chiaramonte, Jr.
Eugene Chiaramonte, Jr.,
President

INVESTOR SIGNATURE PAGE

Investor	Evidence of Indebtedness	Investment Date	New Note
	$125,000	11/19/2008	$125,000

/s/ Lachhman Mendiratta
Lachhman Mendiratta

EXHIBIT A
FORM OF NOTE